Exhibit 10.1

Board Member Agreement

This Agreement (this “Agreement”), dated as of the 10 day of July, 2019, is between Peter Libby, M.D., an individual having a residence at 109 Larch Road Cambridge MA 02138 (the “Board Director”), and XBiotech Inc., a British Columbia corporation with its principal executive office located at 5217 Winnebago Lane, Austin, Texas 78744 (the “Company”).

WHEREAS, the parties desire to enter into this Agreement to set forth certain terms and conditions related to the Board Director’s proposed service as a member of the Company’s Board of Directors (the “Board”).

NOW, THEREFORE, the parties agree as follows:

1.	Effective Date. This Agreement shall be effective as of the date upon which the Board Director becomes a duly elected or appointed member of the Board (the “Effective Date”).

2.	Term. This Agreement shall commence on the Effective Date and shall remain in effect until such time as the Board Director, resigns, is removed, dies or otherwise ceases to be a member of the Board (the “Term”).

3.	Position. During the Term, the Board Director shall act as a member of the Board.

4.	Duties and Reporting Relationship. During the Term, the Board Director shall be generally available, at mutually agreed times, during regular business hours. The Board Director consents to the Company referring to him as a member of the Board in SEC filings, investor and other presentations, in business plans, on the Company’s and otherwise as deemed necessary or desirable by the Company. The Company may request that the Board Director participate in discussions, as suitable to his schedule and availability, with third parties from time to time. The Board Director may be asked to serve as a member and/or as chair of one or more committees of the Board.

5.	Equity Compensation. Subject to Board approval, on the Effective Date, the Board Director will be granted non-qualified stock options under the Company’s 2015 Equity Incentive Plan (the “Plan”) to purchase 25,000 shares of the Company’s common stock (the “Initial Options”). Subject to Board approval, the Board Director will also be granted, on or about the date of the Company’s annual stockholders meeting, an additional 12,500 options under the Plan. During Option Holder’s service as a Board Director in years following 2019, the Option Holder will be granted 25,000 options annually on or about the date of the Company’s annual stockholders meeting, subject to such director compensation plans and policies as the Board may adopt. All such options will be exercisable at a price equal to the closing price of the Company’s common stock, as reported by NASDAQ, on the date of grant, and vest in two equal installments occurring six months and 12 months following the date of grant, subject to continued service as a member of the Board; provided, however, that the Initial Options shall be fully vested upon grant. All such options shall expire ten years from the date of grant, unless terminated earlier in accordance with the Plan or the applicable stock option agreement, and, as provided in the Plan, will remain exercisable for 90 days after the date of the Board Director’s resignation or removal (other than for cause) as a member of the Board. The equity compensation set forth in this Section 5 and reimbursement pursuant to Section 7 shall constitute all of the consideration to which the Board Director is entitled for service as a member of the Board.

6.	Consulting Arrangements; Scientific Advisory Services and Fees. For the avoidance of doubt, the Consulting Agreement dated as of September 5, 2018 between XBiotech USA, Inc. (“XBiotech USA”) and the Board Director (as amended, the “Consulting Agreement”) shall remain in effect in accordance with its terms, and the Company will compensate the Board Director under the terms and conditions thereof for non-Board related consulting duties and services requested by the Company thereunder. In addition, concurrently with the execution of this Agreement, the Company will cause XBiotech USA to enter into with the Board Director, and the Board Director agrees to enter into, an amendment to the Consulting Agreement (the “Amendment”). The Amendment will provide that the Board Director will receive as compensation for serving as a scientific advisor to the Company, in addition to the fees set forth in Section 5 of the Consulting Agreement, and for so long as he remains a member of the Board, notwithstanding any termination of the Consulting Agreement, an amount equal to $25,000 per annum, payable quarterly in arrears.

7.	Reimbursement of Expenses. The Board Director shall be reimbursed, upon timely submission to the Company of receipts and other documentation as required by the Internal Revenue Code of 1986, as amended, and in conformance with the Company’s normal expense reimbursement policies and procedures, for all ordinary and necessary business expenses incurred by the Board Director in connection with his services as member of the Board. In addition, the Board Director shall be reimbursed for up to $4,000 in legal fees incurred in connection with entering into this Agreement.

8.	Indemnification and Insurance. Exhibit A hereto, which is hereby incorporated herein as if set forth herein, sets forth certain agreements of the parties hereto in respect of indemnification and insurance.

9.	Representation and Warranties.

a.	The Company represents and warrants that this Agreement has been authorized by the Company and is a valid and binding agreement of the Company enforceable against it in accordance with its terms.

b.	The Board Director represents and warrants that he is not a party to any agreement or instrument which would prevent him from entering into or performing his duties under this Agreement.

10.	Confidentiality. The Board Director agrees to comply with the Company’s reasonable policies concerning Confidentiality and Non-Disclosure as in effect from time to time. The Company agrees that nothing herein or therein shall prevent the Board Director from rendering services in any capacity to any other person or business from time to time, subject to the compliance with any confidentiality and non-disclosure obligations, to the Board Director’s obligations as a fiduciary of the Company and to applicable law. Specifically, the Company acknowledges that the Board Director is a staff member of Brigham & Women’s Hospital and a member of the Faculty of Medicine of Harvard University, and is subject to the policies of those institutions as well as to those of Partners HealthCare System, Inc., full and complete copies of which have been provided by the Board Director to the Company. The Company further acknowledges that the Board Director is responsible for a variety of research, education, patient care, other academically related activities and administrative duties.

11.	Successors; Binding Agreement.

a.	This Agreement is a personal contract and the rights and interests of the Board Director hereunder may not be sold, transferred, assigned, pledged, encumbered, or hypothecated by him, except as otherwise expressly permitted by the provisions of this Agreement. This Agreement shall inure to the benefit of and be enforceable by the Board Director and his personal or legal representatives, executors, administrators, successors, heirs, distributes, devisees and legatees. If the Board Director should die while any amount would still be payable to him hereunder had the Board Director continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to his devisee, legatee or other designee or, if there is no such designee, to his estate.

b.	The obligations of the Company hereunder may not be assigned by the Company without the prior written consent of the Board Director. This Agreement shall be binding upon and be enforceable against the Company’s successors (including any direct or indirect successor by purchase, merger, consolidation, or otherwise to all or substantially all of the business and/or assets of the Company) and assigns, as well as the Board Director’s spouses, heirs, and personal and legal representatives.

12.	Entire Agreement. This Agreement contains all the understandings between the parties hereto pertaining to the matters referred to herein, and on the Effective Date shall supersede all undertakings and agreements, whether oral or in writing, previously entered into by them with respect hereto. The Board Director represents that, in executing this Agreement, he does not rely and has not relied upon any representation or statement not set forth herein made by the Company with regard to the subject matter, basis or effect of this Agreement or otherwise.

13.	Amendment or Modification; Waiver. No provision of this Agreement may be amended or waived unless such amendment or waiver is agreed to in writing, signed by the Board Director and by a duly authorized officer of the Company. No waiver by any party hereto of any breach by another party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar condition or provision at the same time, any prior time or any subsequent time.

14.	Notices. Any notice to be given hereunder shall be in writing and shall be deemed given when delivered personally, sent by courier or telecopy or registered or certified mail, postage prepaid, return receipt requested, addressed to the party concerned at the address indicated below or to such other address as such party may subsequently give notice of hereunder in writing:

To the Board Director at:	Attention:	Peter Libby
109 Larch Road
Cambridge, MA 02138

To the Company at:	Attention:	John Simard, President & CEO
XBiotech Inc.
5217 Winnebago Lane
Austin, TX 78744

Any notice delivered personally or by courier under this Section 14 shall be deemed given on the date delivered and any notice sent by telecopy or registered or certified mail, postage paid, return receipt requested, shall be deemed given on the date telecopied or mailed.

15.	Severability. If any provision of this Agreement or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances other than those to which it is so determined to be invalid and unenforceable, shall not be affected thereby, and each provision hereof shall be validated and shall be enforced to the fullest extent permitted by law.

16.	Survivorship. The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

17.	Governing Law and Jurisdiction. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflicts of the laws principles.

18.	Headings. All descriptive headings of the sections and paragraphs in this Agreement are intended solely for convenience, and no provision of this Agreement is to be construed by reference to the heading of any section or paragraph.

19.	Taxes. The parties agree to cooperate in respect of the withholding and reporting consequences of the arrangements described herein. The Company agrees to facilitate, to the extent reasonably practical, the performance of the Board Director’s services in a manner that minimizes the Board Director’s U.S. tax obligations.

20.	Counterparts. This Agreement may be executed and delivered, including by facsimile transmission or by electronic transmission in Adobe portable document format (or a “PDF file”), in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

PETER LIBBY, M.D.

XBIOTECH INC.

By:
John Simard
President & CEO

EXHIBIT A

1. Definitions. As used in this Exhibit:

a. “Disinterested Director” with respect to any request by the Board Director for indemnification or advancement of expenses hereunder shall mean a director of the Company who neither is nor was a party to the Proceeding (as defined below) in respect of which indemnification or advancement is being sought by the Board Director.

b. The term “Expenses” shall mean any expense, liability or loss, including, without limitation, damages, judgments, fines, penalties, settlements (if, and only if, such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld, conditioned or delayed) and costs, attorneys’ fees and disbursements and costs of attachment or similar bond, investigations, liabilities, losses, taxes, any expense paid or incurred in connection with investigating, defending, prosecuting, being a witness in, participating in (including on appeal), or preparing for any of the foregoing in, any Proceeding (or responding to, or objecting to, a request to provide discovery in any Proceeding), and any taxes, interests, assessments or other charges imposed as a result of the actual or deemed receipt of any payment under this Exhibit.

c. The term “Independent Legal Counsel” shall mean any firm of attorneys that is reasonably selected by the Board, so long as such firm is not presently representing and has not in the preceding five (5) years represented the Company, the Company’s subsidiaries or affiliates, the Board Director, any entity controlled by the Board Director, or any party adverse to the Company in any matter material to any such party (other than with respect to matters concerning the Board Director under this Exhibit, or of other Board Directors under similar indemnification Exhibits). Notwithstanding the foregoing, the term “Independent Legal Counsel” shall not include any person who, under applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the Board Director in an action to determine the Board Director’s right to indemnification or advancement of expenses under this Exhibit, the Company’s Articles of Association (the “Articles”), applicable law or otherwise.

d. The term “Proceeding” shall mean any threatened, pending, completed or settled action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, hearing or any other proceeding (including, without limitation, an appeal therefrom), formal or informal, whether brought in the name of the Company or otherwise, whether of a civil, criminal, administrative or investigative nature, and whether by, in or involving a court or an administrative, other governmental or private entity or body (including, without limitation, an investigation by the Company or its Board), in which the Board Director was, is or will be involved as a party or otherwise, by reason of (i) the fact that the Board Director is or was a director (or a director appointee) of the Company, or is or was serving at the request of the Company as an agent of another enterprise, (ii) any actual or alleged act or omission or neglect or breach of duty, including, without limitation, any actual or alleged error or misstatement or misleading statement, which the Board Director commits or suffers while acting in any such capacity, or (iii) the Board Director attempting to establish or establishing a right to indemnification or advancement of expenses pursuant to this Exhibit, the Articles, applicable law or otherwise, in each case whether or not the Board Director is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Exhibit.

e. The phrase “serving at the request of the Company as an agent of another enterprise” or any similar terminology shall mean, unless the context otherwise requires, serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, limited liability company, trust, employee benefit or welfare plan or other enterprise, foreign or domestic. The phrase “serving at the request of the Company” shall include, without limitation, any service as a director or an executive officer of the Company which imposes duties on, or involves services by, such director or executive officer with respect to the Company or any of the Company’s subsidiaries, affiliates, employee benefit or welfare plans, such plan’s participants or beneficiaries or any other enterprise, foreign or domestic. In the event that the Board Director shall be a director, officer, employee or agent of another corporation, partnership, joint venture, limited liability company, trust, employee benefit or welfare plan or other enterprise, foreign or domestic, 50% or more of the ordinary shares, combined voting power or total equity interest of which is owned by the Company or any subsidiary or affiliate thereof, then it shall be presumed conclusively that the Board Director is so acting at the request of the Company.

2. Indemnification. Subject to Section 6 below, the Company hereby agrees to hold harmless and indemnify the Board Director to the fullest extent permitted by law, as such may be amended from time to time. In furtherance of the foregoing indemnification and without limiting the generality thereof:

a. In General. The Company shall indemnify the Board Director if the Board Director is a party to or threatened to be made a party to or is otherwise involved in any Proceeding against all Expenses which are actually and reasonably incurred by the Board Director in connection with such a Proceeding, if the Board Director acted in good faith and in a manner the Board Director reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal Proceeding, did not have reasonable grounds to believe the Board Director’s conduct was unlawful.

b. Indemnification for Expenses of Witness. Notwithstanding any other provision of this Exhibit, to the extent that the Board Director has prepared to serve or has served as a witness or is made to respond to discovery requests in any Proceeding to which the Board Director is not a party, the Board Director shall be indemnified against all Expenses actually and reasonably incurred by the Board Director in connection therewith.

c. Partial Indemnification. If Board Director is entitled under any provision of this Exhibit to indemnification by the Company for some or a portion of Expenses incurred in connection with any Proceedings, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Board Director for the portion of such Expenses to which Board Director is entitled.

3. Contribution.

a. Whether or not the indemnification provided in Section 2 hereof is available, in respect of any threatened, pending or completed Proceeding in which the Company is jointly liable with the Board Director (or would be if joined in such Proceeding), the Company shall pay, in the first instance, the entire amount of any Expense of such Proceeding without requiring the Board Director to contribute to such payment and the Company hereby waives and relinquishes any right of contribution it may have against the Board Director. The Company shall not enter into any settlement of any Proceeding in which the Company is jointly liable with the Board Director (or would be if joined in such Proceeding) unless such settlement provides for a full and final release of all claims asserted against the Board Director.

b. Without diminishing or impairing the obligations of the Company set forth in the preceding subparagraph, if, for any reason, the Board Director shall elect or be required to pay all or any portion of any Expense in any threatened, pending or completed Proceeding in which the Company is jointly liable with the Board Director (or would be if joined in such Proceeding), the Company shall contribute to the amount of Expenses incurred and paid or payable by the Board Director in proportion to the relative benefits received by the Company and all officers, directors or employees of the Company, other than the Board Director, who are jointly liable with the Board Director (or would be if joined in such Proceeding), on the one hand, and the Board Director, on the other hand, from the transaction or events from which such Proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Company and all officers, directors or employees of the Company other than the Board Director who are jointly liable with the Board Director (or would be if joined in such Proceeding), on the one hand, and the Board Director, on the other hand, in connection with the transaction or events that resulted in such Expenses, as well as any other equitable considerations which applicable law may require to be considered. The relative fault of the Company and all officers, directors or employees of the Company, other than the Board Director, who are jointly liable with the Board Director (or would be if joined in such Proceeding), on the one hand, and the Board Director, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary and the degree to which their conduct is active or passive.

c. The Company hereby agrees to fully indemnify and hold the Board Director harmless from any claims of contribution which may be brought by officers, directors, or employees of the Company, other than the Board Director, who may be jointly liable with the Board Director.

d. To the fullest extent applicable under applicable law, if the indemnification provided in Section 2 above is unavailable to Board Director for any reason in connection with a Proceeding, the Company, in lieu of indemnifying Board Director thereunder, shall contribute to the amount of Expenses which are actually and reasonably incurred and paid or payable by the Board Director in such proportion as is deemed fair and reasonable by the person or persons presiding over the Proceeding in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and the Board Director and/or (ii) the relative fault of the Company and such Board Director in connection with the transaction or events from which such Proceeding arose. The relative fault of the Company and the Board Director shall be determined by reference to, among other things, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such Expenses.

4. Advancement of Expenses. The Expenses incurred by the Board Director in any Proceeding shall be paid promptly by the Company (within thirty (30) days of the written request) in advance of the final disposition of the Proceeding at the written request of the Board Director to the fullest extent permitted by applicable law; provided, however, that the Board Director shall set forth in such request reasonable evidence that such Expenses have been incurred by the Board Director in connection with such Proceeding and hereby undertakes to repay any advances if it is ultimately determined as provided in subsection 5(b) of this Exhibit that the Board Director is not entitled to indemnification under this Exhibit, the Articles, applicable law or otherwise. Any advances and undertakings to repay pursuant to this Section 4 shall be unsecured and interest free.

5. Indemnification Procedure; Determination of Right to Indemnification.

a. Promptly after receipt by the Board Director of notice of the commencement of any Proceeding, the Board Director shall, if a claim for indemnification in respect thereof is to be made against the Company under this Exhibit, notify the Company of the commencement thereof in a written request, including therein or therewith such documentation and information as is reasonably available to Board Director and is reasonably necessary to determine whether and to what extent Board Director is entitled to indemnification. The omission to so notify the Company will not relieve the Company from any liability which the Company may have to the Board Director under this Exhibit unless the Company shall have lost significant substantive or procedural rights with respect to the defense of any Proceeding as a result of such omission to so notify.

b. The Board Director shall be conclusively presumed to be entitled to indemnification under this Exhibit unless a determination is made that the Board Director is not entitled to indemnification under this Exhibit, the Articles, applicable law or otherwise by (i) a majority vote of the Board of a quorum consisting of Disinterested Directors or (ii) if a quorum of the Board consisting of Disinterested Directors is not obtainable, by Independent Legal Counsel in a written opinion to the Board, a copy of which shall be delivered to the Board Director. The Board Director agrees that the delivery of such opinion to the Board Director does not constitute a waiver of any privilege or doctrine, including the attorney-client privilege and the work product doctrine, with respect to any other communication between the Independent Legal Counsel and its client or clients.

c. If (i) a determination is made that the Board Director is not entitled to indemnification under this Exhibit or (ii) a claim for indemnification or advancement of Expenses under this Exhibit is not paid by the Company within thirty (30) days after receipt by the Company of written notice thereof, the Board Director is entitled to an adjudication in any court of competent jurisdiction. Such judicial proceeding shall be made de novo. The burden of proving that indemnification or advances are not appropriate shall be on the Company. Neither the failure of the directors of the Company or Independent Legal Counsel to have made a determination prior to the commencement of such action that indemnification or advancement of Expenses is proper in the circumstances because the Board Director has met the applicable standard of conduct, if any, nor an actual determination by the directors of the Company or Independent Legal Counsel that the Board Director has not met the applicable standard of conduct shall be a defense to an action by the Board Director or create a presumption for the purpose of such an action that the Board Director has not met the applicable standard of conduct. The termination of any Proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself (i) create a presumption that the Board Director did not act in good faith and in a manner which he reasonably believed to be in the best interests of the Company and/or its shareholders, and, with respect to any criminal Proceeding, that the Board Director had reasonable cause to believe that his conduct was unlawful or (ii) otherwise adversely affect the rights of the Board Director to indemnification or advancement of Expenses under this Exhibit, except as may be provided herein. The Company shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 5 that the procedures and presumptions of this Agreement are not valid, binding and enforceable against the Company.

d. If a court of competent jurisdiction shall determine that the Board Director is entitled to any indemnification or advancement of Expenses hereunder, the Company shall pay all Expenses actually and reasonably incurred by the Board Director in connection with such adjudication (including, but not limited to, any appellate proceedings).

e. With respect to any Proceeding for which indemnification or advancement of Expenses is requested, the Company will be entitled to participate therein at its own expense and, except as otherwise provided below, to the extent that it may wish, the Company may assume the defense thereof, with counsel reasonably satisfactory to the Board Director. After notice from the Company to the Board Director of its election to assume the defense of a Proceeding, the Company will not be liable to the Board Director under this Exhibit for any Expenses subsequently incurred by the Board Director in connection with the defense thereof, other than as provided below.

f. The Company shall not settle any Proceeding in any manner which would impose any penalty or limitation on the Board Director without the Board Director’s written consent. The Board Director shall have the right to employ his own counsel in any Proceeding, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense of the Proceeding shall be at the expense of the Board Director, unless (i) the employment of counsel by the Board Director has been authorized by the Company, (ii) the Board Director shall have reasonably concluded that there may be a conflict of interest between the Company and the Board Director in the conduct of the defense of a Proceeding, or (iii) the Company shall not in fact have employed counsel to assume the defense of a Proceeding, in each of which cases the fees and expenses of the Board Director’s counsel shall be advanced by the Company. The Company shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company or as to which the Board Director has reasonably concluded that there may be a conflict of interest between the Company and the Board Director.

g. Board Director shall give the Company such information and cooperation as it may reasonably require and as shall be within Board Director’s power. Subject to Section 3, and solely to the extent of any actual prejudice to the Company caused thereby, the Company shall not be liable to indemnify the Board Director under this Exhibit with regard to any judicial action with respect to which the Company was not given a reasonable and timely opportunity, at its expense, to participate in the defense, conduct and/or settlement of such action.

6. Limitations on Indemnification. Notwithstanding any provision in this Exhibit, the Company shall not be obligated under this Exhibit to make any indemnity in connection with any claim made against the Board Director:

a. in connection with any Proceeding initiated or brought voluntarily by the Board Director and not by way of defense, unless (i) the Board authorized the Proceeding prior to its initiation or (ii) the Proceeding is to enforce indemnification rights under this Exhibit, the Articles, applicable law or otherwise and either (A) Board Director is successful in such Proceeding in establishing Board Director’s right, in whole or in part, to indemnification or advancement of Expenses hereunder (in which case such indemnification or advancement shall be to the fullest extent permitted by this Exhibit) or (B) the court in such Proceeding shall determine that, despite Board Director’s failure to establish his right to indemnification, Board Director is entitled to indemnity for such expenses (in which case such indemnification or advancement shall be to the extent provided by such court);

b. in connection with the Board Director preparing to serve or serving as a witness in voluntary cooperation with any commercial private party or entity (which shall explicitly exclude from this Section 6.b any governmental, regulatory, quasi-governmental, administrative, healthcare institutional and similar organizations that the Board Director, in his reasonable discretion, has determined that he is required to cooperate with by law or pursuant to applicable standards of professional ethics or responsibility) that has threatened or commenced any action or proceeding against the Company, or any director, officer, employee, trustee, agent, representative, subsidiary, parent corporation or affiliate of the Company, but such indemnification may be provided by the Company if the Board finds it to be appropriate;

c. for which payment has actually been made to the Board Director under a valid and collectible insurance policy, except in respect of any excess beyond the amount of payment under such insurance policy;

d. for an accounting of profits made from the purchase or sale by the Board Director of securities of the Company pursuant to the provisions of Section 16(b) of the Act or similar provisions of any federal, state or local statute or regulation;

e. if a court of competent jurisdiction finally determines that such indemnification is unlawful;

f. subject to the proviso in Section 6(a) hereof, in connection with any dispute or breach arising under any contract or similar obligation between the Company or any of its subsidiaries or affiliates and such Board Director.

7. Insurance. To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees, or agents or fiduciaries of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that such person serves at the request of the Company, the Board Director shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any director, officer, employee, agent or fiduciary under such policy or policies. If, at the time of the receipt of a notice of a Proceeding pursuant to the terms hereof, the Company has directors’ and officers’ insurance in effect, the Company shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Board Director, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

8. Continuation of Indemnification. All Exhibits and obligations of the Company contained herein shall continue during the period that the Board Director is a director of the Company (or is or was serving at the request of the Company as an agent of another enterprise, foreign or domestic) and shall continue thereafter so long as the Board Director shall be subject to any Proceeding by reason of the fact that the Board Director is or was a director of the Company or is or was serving in any other capacity referred to in this Section 8. This Exhibit shall continue in effect regardless of whether the Board Director continues to serve as a director of the Company or as an agent of another enterprise at the Company’s request.

9. Indemnification Hereunder Not Exclusive. The indemnification provided by this Exhibit shall not be deemed to be exclusive of any other rights to which the Board Director may be entitled under the Articles, Board Member Agreement, any Exhibit, vote of shareholders or vote of Disinterested Directors, provisions of applicable law, or otherwise, both as to action or omission in the Board Director’s official capacity and as to action or omission in another capacity on behalf of the Company while holding such office.

10. Security. To the extent requested by the Board Director and approved by the Board, the Company may at any time and from time to time provide security to the Board Director for the Company’s obligations hereunder through an irrevocable bank line of credit, funded trust or other collateral. Any such security, once provided to the Board Director, may not be revoked or released without the prior written consent of the Board Director.

11. Separate Obligations. The Company acknowledges that it has entered into this Exhibit and assumes the obligations imposed on it hereby, in addition to and separate from its obligations to Board Director under the Articles, Board Member Agreement or otherwise to induce Board Director to serve, or continue to serve, as a director of the Company, and the Company acknowledges that Board Director is relying upon this Exhibit in serving as a director of the Company.

12. Interpretation of Exhibit. It is understood that the parties hereto intend this Exhibit to be interpreted and enforced so as to provide indemnification to Board Director to the fullest extent now or hereafter permitted by law.

13. Subrogation. In the event of payment under this Exhibit, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Board Director, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights separate and distinct so that if any section, sentence, term or provision thereof shall be held to be invalid, unlawful or unenforceable for any reason, such invalidity, unlawfulness or unenforceability shall not affect the validity, lawfulness or enforceability of any other section, sentence, term or provision hereof.

14. Savings Clause. If this Exhibit or any section, sentence, term or provision hereof is invalidated on any ground by any court of competent jurisdiction, the Company shall nevertheless indemnify the Board Director as to any Expenses which are incurred with respect to any Proceeding to the fullest extent permitted by any (a) applicable section, sentence, term or provision of this Exhibit that has not been invalidated or (b) applicable law. To the extent required, any section, sentence, term or provision of this Exhibit may be modified by a court of competent jurisdiction to preserve its validity and to provide the Board Director with the broadest possible indemnification permitted under applicable law.

15. Attorneys’ Fees. In the event a lawsuit or other Proceeding is instituted by any party concerning a dispute under this Agreement, the prevailing party in such lawsuit or other Proceeding shall be entitled to recover from the losing party all reasonable attorneys’ fees, costs of suit and expenses (including fees, costs and expenses of appeals), in addition to whatever damages or other relief the injured party is otherwise entitled to under law and in connection with such dispute.